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Exhibit  99

                                 CERTIFICATIONS

I,  Kevin  Kyzer,  certify  that:

1.  I  have reviewed this annual report on Form 10KSB of Technology Connections;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this annual report.

4. I and the issuer's other certifying officers are responsible for establishing and maintaining disclosure controls and procedures for the issuer and have:
         (i) Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;
         (ii)Evaluated the effectiveness of the issuer's disclosure controls and procedures as of February 1, 2003 ("Evaluation Date"); and
       (iii) Presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
5. I and the issuer's other certifying officers have disclosed, based on our most recent evaluation, to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):
         (i) All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and
         (ii)Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and
6. I and the issuer's other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  March  31,  2004

/s/  Kevin  Kyzer
-----------------
Kevin  Kyzer
Chief  Financial  Officer  and  CEO



                           CERTIFICATION  PURSUANT  TO
                 SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002
                            (18  U.S.C.  SECTION  1350)

In connection with the annual filing of Technology Connections, Inc., a North Carolina corporation (the "Company"), on Form 10KSB for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Kevin Kyzer, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Kevin  Kyzer
-----------------
Kevin  Kyzer
Director


March  31,  2004